Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

October 17, 2025

Oncolytics Biotech Inc.

4000, 421 – 7th Avenue S.W.

Calgary, Alberta T2P 4K9 Canada

To the addressee set forth above:

We have acted as local Nevada counsel to Oncolytics Biotech Inc., an Alberta corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the management circular/prospectus contained therein (the “Prospectus”), relating to the registration by the Company, after (a) its change of jurisdiction by a “continuance” effected in accordance with Section 189 of the Business Corporations Act (Alberta) from the Province of Alberta to the Province of British Columbia (the “Alberta Continuance”), and (b) its subsequent change of jurisdiction by a “continuance” effected in accordance with Section 308 of the Business Corporations Act (British Columbia) from the Province of British Columbia to the State of Nevada (the “BC Continuance”), and its concurrent domestication pursuant to Nevada Revised Statutes 92A.270 (the “Domestication”) from a British Columbia corporation to Oncolytics Biotech Inc., a Nevada corporation (the “Nevada Corporation”), of 104,735,039 shares (the “Shares”) of the Nevada Corporation’s common stock, par value $0.001 per share (the “Common Stock”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Corporation in connection with the registration of the Shares as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion paragraph below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement (including the Prospectus), (ii) the forms of the articles of incorporation and bylaws of the Nevada Corporation filed as exhibits to the Registration Statement (collectively, the “Governing Documents”), and (iii) such agreements, instruments, corporate records and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) we have obtained from officers and other representatives and agents of the Company, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

www.bhfs.com

Oncolytics Biotech Inc.

October 17, 2025

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) (a) the Company has taken or will take all corporate action required under the laws of Alberta and British Columbia, as applicable, to authorize and approve the Alberta Continuance and the BC Continuance, respectively, under each such province’s laws and in connection with or relating to the filing of the Registration Statement, the Prospectus and the registration of the Shares, (b) the Company has taken all corporate action required in connection with the authorization and issuance of any Shares under the laws of the Province of Alberta and will take all such corporate action required under the laws of the Province of British Columbia, (c) the Alberta Continuance will be effective under the laws of the Province of Alberta, the BC Continuance will be effective under the laws of the Province of British Columbia, and the Domestication will be effective under the laws of the State of Nevada, prior to any issuance of Shares, (d) each of the Governing Documents, in the respective forms thereof that have been filed as exhibits to the Registration Statement, will be effective and in full force and effect prior to any issuance of Shares, (e) no Shares will be offered, converted or issued in violation, contravention or breach of, nor will any such offering, conversion or issuance result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is or will be binding upon the Company or the Nevada corporation, as applicable, or any requirement or restriction imposed by any court or governmental or regulatory agency, authority or body, (f) all Shares will be offered, converted and issued in compliance with all applicable laws and the Governing Documents, and (g) any and all certificates evidencing Shares will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws and the Governing Documents (romanettes (i)(a) through (i)(g) above referred to collectively herein as the “Corporate Proceedings”); (ii) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Nevada Corporation pursuant to any agreement, plan or arrangement, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (iii) except to the extent set forth in the opinion paragraph below, the statements of fact and representations and warranties set forth in the documents we have reviewed are and will at all relevant times be, true and correct as to factual matters; (iv) each natural person executing a document, at the time of such execution, has or will have sufficient legal capacity to do so; and (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that if and when all Corporate Proceedings have been taken and completed in respect of any offering, conversion or issuance of Shares, the Shares will be duly authorized by the Nevada Corporation, and if, when and to the extent such Shares are issued in the manner contemplated by and as described in the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and nonassessable.

Oncolytics Biotech Inc.

October 17, 2025

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firmin the Prospectus under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP